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                                                                  EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT
                              (Dr. David L. Hehli)


         Employment Agreement, dated the 29th day of August, 1996, by and among David L. Hehli, D.D.S. (the "Employee"), Monarch Dental Corporation, a Delaware corporation ("Parent") and Midwest Dental Management, Inc., a Wisconsin corporation (the "Company").


                              W I T N E S S E T H

         WHEREAS, the Employee is the founder and the president of Midwest Dental Care, Mondovi, Inc. ("MDC-Mondovi"), Midwest Dental Care, Sheboygan, Inc. ("MDC-Sheboygan") and Advance Dental Management, Inc. ("ADM") (collectively "Midwest Dental Care"); and

         WHEREAS, reference is made to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") relating to the sale of all of the capital stock of MDC-Mondovi and MDC-Sheboygan to the Parent; and

         WHEREAS, reference is made to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") relating to the sale of substantially all of the assets of ADM to the Company; and

         WHEREAS, the parties hereto desire to assure that the Employee's knowledge and experience will continue to be available after the above-described transactions.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

         1. Employment. Subject to the provisions of Section 6, the Company hereby employs the Employee and the Employee accepts such employment upon the terms and conditions hereinafter set forth.

         2. Term of Employment. Subject to the provisions of Section 6, the term of the Employee's employment pursuant to this Agreement shall commence on and as of the date hereof (the "Effective Date") and shall terminate on December 31, 2001. The period during which the Employee serves as an employee of the Company in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment."

         3. Duties. During the Term of Employment, the Employee (a) shall serve as an employee of the Company with the title and position of President of the




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Company, (b) shall have such duties as may be prescribed from time to time by the Chief Executive Officer of the Parent, consistent with the Employee's general area of experience and skills, (c) as President of the Company, shall have general supervisory responsibility over all aspects of its business, which shall consist of the conduct of the business heretofore known as Midwest Dental Care, subject to the supervision of the Chief Executive Officer of the Parent,
(d) upon the request of the Chief Executive Officer of the Parent, shall serve as an officer of any of Parent's subsidiaries, and (e) shall render all services reasonably incident to the foregoing. The Employee shall report to the Chief Executive Officer of the Parent in carrying out his duties and responsibilities hereunder, and such duties and responsibilities shall be performed principally, and the Employee shall be based, at the Company's offices in Mondovi, Wisconsin, subject to reasonable travel requirements for business purposes consistent with the travel requirements of executive officers of the Parent and the Company generally.

         Employee also shall serve as the chairman of the working group which shall consist of all of the leaders of group practices acquired by Parent or its affiliates within the boundaries of the states of Wisconsin, Minnesota and Iowa. Employee shall serve as the chairman of the working group beginning on the date of this Agreement and continuing through December 31, 2001.

         The Employee hereby accepts such employment, agrees to serve the Company in the capacities indicated, and agrees to use his best efforts in, and shall devote substantially all of his working time, attention, skill and energies to, the advancement of the interests of the Company, the Parent and each of their affiliates and the performance of his duties and responsibilities hereunder, provided that the foregoing shall not be deemed to preclude service on civic or professional boards to the extent not inconsistent with that certain Non-Competition Agreement of even date executed by the Employee concurrently herewith and in connection with the Stock Purchase Agreement and Asset Purchase Agreement (the "Non-Competition Agreement").

         4. Compensation. During the Term of Employment, the Company shall pay the Employee a salary at the annual rate of $200,000.00 per annum (the "Base Salary"). Such salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company's usual practice for officers of the Company, as in effect from time to time.

         The Company agrees that Employee's then current Base Salary shall be increased once each calendar year on the anniversary of the date hereof beginning in calendar year 1997 by the amount necessary to reflect the increase during the previous calendar year in the Consumer Price Index (as defined below). The adjustment in Base Salary shall take effect as of each anniversary of the date hereof after the official publication of the Consumer Price Index for the end of the calendar year immediately





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preceding such anniversary.  For the purposes of this Section 4, the Consumer
Price Index shall mean the "Consumer Price Index - Urban Wage Earners (1967=100)" published by the Bureau of Labor Statistics of the United States Department of Labor, utilizing the columns for Milwaukee, Wisconsin, "all items," or any successor index.

         5.      Benefits.

                 (a) During the Term of Employment, the Employee shall be entitled to participate in any and all medical, pension, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as in effect from time to time for officers of the Parent. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Parent or the Company or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company consistent with the terms herein.

                 (b) From the date hereof through November 1999, the Company shall provide the Employee with the use of its Lexus LS400 automobile and, beginning December 1999 through December 2001, the Company shall provide a car allowance of $1,000 per month. In addition, the Company shall reimburse Employee for gas, oil, maintenance and insurance for the business use of Employee's automobile.

                 (c) During the Term of Employment, the Employee shall receive paid vacation annually in accordance with the Company's and the Parent's practices for executive officers, as in effect from time to time, but in any event not less than four (4) weeks per calendar year.

                 (d) Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company, the Parent or any of their affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their predecessors as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof. Notwithstanding the foregoing sentence to the contrary, the benefit conferred upon Employee pursuant to Section 5(b) shall continue without interruption throughout the Term of Employment.

         6. Termination of Employment of the Employee. Prior to the expiration of the Term of Employment as provided in Section 2 hereof, this Agreement may or shall (as applicable) be terminated as follows:

                 (a) At any time by the mutual consent of the Employee and the Company.





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                 (b)      At any time for "cause" by the Company and the Parent
         upon written notice to the Employee. For purposes of this Agreement, a termination shall be for "cause" only if:

                          (i) the Employee shall be convicted by a court of competent jurisdiction of, or shall plead guilty or nolo contendere to, an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, Parent or any of their affiliates, or shall be convicted by a court of competent jurisdiction of, or shall plead guilty or nolo contendere to, any felony, except a felony resulting from the operation of a motor vehicle; or

                          (ii) the Employee shall commit a breach of any of the covenants, terms or provisions hereof, which breach has not been remedied within thirty (30) days after delivery to the Employee by the Parent and the Company of written notice of the facts constituting the breach (provided that if such breach cannot reasonably be cured within such thirty (30) day period, the Employee shall be granted such longer period as may be necessary, so long as the Employee diligently pursues such cure); or

                          (iii) the Employee shall commit a breach of any of the covenants, terms or provisions of the Non-Competition Agreement, which breach has not been remedied within thirty
                 (30) days after delivery to the Employee by the Parent and the Company of written notice of the facts constituting such breach; or

                          (iv) the Employee shall have failed to comply with written instructions from the Parent's Chief Executive Officer, which are reasonable and consistent with Section 3, or shall have substantially failed to perform the Employee's duties hereunder, after written notice from the Chief Executive Officer of the Parent and after a fair hearing, at which the Employee is allowed to present evidence or testimony regarding the reasons for the Employee's actions and other evidence bearing on the situation.

Upon termination for cause as provided in this Section 6(b), (A) all obligations of the Company and the Parent under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent then accrued or vested, it being understood that upon any such termination, the Employee shall not be entitled to receive any continuation of benefits except as may be required by law, and (B) the Company and the Parent shall have any and all rights and remedies under this Agreement and applicable law.





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                 (c)      Upon the death or upon the permanent disability (as
         defined below) of the Employee continuing for a period in excess of one hundred twenty (120) days. Upon any such termination of the Employee's employment as provided in this Section 6(c), all obligations of the Company and Parent under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent then accrued or vested through the date of termination. As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform the material functions of his duties and responsibilities in connection with the conduct of the business and affairs of the Company, as determined reasonably and in good faith by an independent physician reasonably acceptable to the Employee and the Company and the Parent.

                 (d) At any time by the Employee upon ninety (90) days' prior written notice to the Company. Upon termination by the Employee as provided in this Section 6(d), all obligations of the Company and the Parent under this Agreement thereupon immediately shall terminate other than any obligation of the Company with respect to earned by unpaid Base Salary and benefits contemplated hereby to the extent then accrued or vested through the date of termination.

                 (e) At any time without "cause" (as defined in Section 6(b)) by the Company and the Parent upon written notice to the Employee. In the event of termination of the Employee by the Company and the Parent pursuant to this Section 6(e) or Section 6(f) below, the Company shall (i) continue to make Base Salary payments to the Employee from the date of termination through December 31, 2001, as contemplated by Section 4, and (ii) continue the benefit arrangements applicable to the Employee as contemplated by Section 5 through December 31, 2001, with such amounts agreed by the parties hereto to be in full satisfaction and compromise of all claims of Employee arising out of this Agreement. The Employee shall not be under any obligation to mitigate the Company's severance obligation under this
         Section 6(e) by obtaining other employment.

                 (f) The Employee shall have the right to terminate his employment hereunder in the event of a material default by the Company or the Parent in the performance of its obligations hereunder after the Employee has given written notice to the Company and the Parent specifying such default by the Company or the Parent and giving the Company or the Parent, as applicable, a reasonable time, not less than thirty (30) days, to conform its performance to its obligations hereunder. The rights and obligations of the parties shall be as set forth in Section 6(e) in the event of any such termination. The Employee





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         shall not be under any obligation to mitigate the Company's severance obligation under this Section 6(f) by obtaining other employment.

                 (g) Notwithstanding termination of this Agreement as provided in this Section 6 or any other termination of the Employee's employment with the Company, the Employee's obligations under Section 7 hereof and in the Non-Competition Agreement of even date herewith shall survive any termination of the Employee's employment with the Company at any time and for any reason unless and until it is determined by a court of competent jurisdiction that the Company materially breached this Agreement prior to a material breach of this Agreement by the Employee.

         7.      Confidentiality: Proprietary Rights.

                 (a) In the course of performing services hereunder, on behalf of the Company and the Parent, the Employee has had, and it is anticipated that the Employee will from time to time have, access to confidential records, data, customer lists, trade secrets and other confidential information owned or used in the course of business by the Company, the Parent and their affiliates and predecessors (the "Confidential Information"). The Employee agrees (a) to hold the Confidential Information in strict confidence, (b) not to disclose the Confidential Information to any person (other than in the regular course of business of the Company, the Parent or any of their affiliates), and (c) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose other than on behalf of the Company, the Parent and their affiliates; provided, however, that the limitations set forth above shall not apply to any Confidential Information which (i) is then generally known to the public; (ii) became or becomes generally known to the public through no fault of the Employee; (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law; or (iv) is disclosed by Company to Midwest Dental Plan, Ltd. ("MDP") in connection with MDP's marketing or sale of its dental plan(s). Upon the termination of the Employee's employment with the Company for any reason, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in the Employee's possession or control, shall be returned to the Company, the Parent or the applicable affiliate and remain in its or their possession. Notwithstanding the foregoing provisions of this Section 7(a), if the employment of Employee with the Company is terminated by the Company without cause (as defined in Section 6(b)), the Employee's obligations under this
Section 7(a) shall automatically cease during any period of time that the Company or the Parent are in default of their obligations to make the severance payments to Employee as provided in Sections 6(e) and 11. The Employee's remedies in this Section 7(a) and elsewhere in this Agreement are cumulative.





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                 (b)      The Employee recognizes that the Company, the Parent
and their affiliates possess a proprietary interest in all of the information described in Section 7(a) and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company, the Parent and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee in the course of the Employee's employment, during the Term of Employment, including any of the foregoing which is based on or arising out of the information described in
Section 7(a), shall be the property of and inure to the exclusive benefit of the Company or the Parent, as applicable. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the time, materials or other resources of the Company, the Parent or any of their affiliates, shall be promptly disclosed to the Company and the Parent and shall become the exclusive property of the Company or the Parent as applicable, and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

                 (c) The Employee agrees, while he is employed by the Company, to offer or otherwise make known or available to it, as directed by the Chief Executive Officer of the Parent, and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he may discover, find, develop or otherwise have available to him in any field in which the Company, the Parent or their affiliates are engaged, and further agrees that any such prospects, contracts or other business opportunities shall be the property of the Company or the Parent, as applicable.

                 (d) The Employee acknowledges that the Non-Competition Agreement is an integral part of his employment arrangements with the Company.

         8. Specific Performance; Severability. It is specifically understood and agreed that any breach of the provisions of Section 7 hereof by the Employee is likely to result in irreparable injury to the Company, the Parent and/or its or their affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of posting a bond or proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to





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make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

         9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested), as follows:

         To the Company or the Parent:

                 Monarch Dental Corporation
                 4201 Spring Valley, Suite 320
                 Dallas, TX 75244
                 Attn: Warren F. Melamed, D.D.S.
                 Fax No.: (214) 458-0934

         With a copy to:

                 Kenneth K. Bezozo, Esq.
                 Haynes and Boone, L.L.P.
                 901 Main Street, Suite 3100
                 Dallas, TX 75202
                 Fax No.: (214) 651-5940

         To the Employee:

                 David L. Hehli, D.D.S.
                 680 Hehli Way
                 Mondovi, WI 54755
                 Fax No.: (715) 926-5405





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         With a copy to:

                 Steven M. Harris, Esq.
                 Harris Kessler & Goldstein
                 640 North LaSalle Street
                 Suite 590
                 Chicago, IL 60610
                 Fax No.: (312) 280-8232

or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

         10. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Wisconsin, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of the Company by way of merger, consolidation or sale and may not be otherwise assigned by the Company or the Employee. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.

         11. Guaranty by Parent. Parent unconditionally and irrevocably guarantees the Company's performance and payment of the Company's obligations to the Employee under this Agreement. Employee may immediately commence any action against Parent to enforce his rights hereunder without first exhausting his remedies against Company. This guarantee shall not be adversely effected in any way due to a modification of the employment relationship between Company and Employee nor due to a modification to the legal relationship between Company and Parent. Parent represents and warrants that it benefits from Employee's employment relationship with Company and therefore this guarantee is supported by adequate consideration.

         12. Certain Definitions. For purposes of this Agreement, the term:

                 (a) "affiliate" of a person shall mean (i) with respect to a person, any member of such person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to an entity, any officer, director, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with





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respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

                 (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                 (c) "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; and

                 (d) "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person.





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         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

                                     COMPANY:

                                     MIDWEST DENTAL MANAGEMENT, INC.


                                     By: /s/ GARY W. GAGE
                                         ---------------------------------
                                         Gary W. Cage, Vice President



                                     PARENT:

                                     MONARCH DENTAL CORPORATION


                                     By: /s/ WARREN F. MELAMED
                                         ---------------------------------
                                         Warren F. Melamed, D.D.S.,
                                         President



                                     EMPLOYEE:


                                     /s/ DAVID L.HEHLI
                                     ------------------------------------------
                                     David L. Hehli, D.D.S.





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